Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-118746, No. 333-124105, No. 333-125423 and No. 333-181499 and Form S-8 No. 333-164428 and No. 333-174448) of our report dated June 14, 2013, with respect to the combined consolidated financial statements of The Ashford Hospitality Prime Hotels as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and the related schedule included in Ashford Hospitality Trust, Inc.’s Current Report on Form 8-K dated June 19, 2013, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-118746, No. 333-124105, No. 333-125423 and No. 333-181499 and Form S-8 No. 333-164428 and No. 333-174448) of our report dated June 14, 2013, with respect to the combined financial statements of Ashford Crystal Gateway as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 included in Ashford Hospitality Trust, Inc.’s Current Report on Form 8-K dated June 19, 2013, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-118746, No. 333-124105, No. 333-125423 and No. 333-181499 and Form S-8 No. 333-164428 and No. 333-174448) of our report dated April 11, 2013 (except Note 1, as to which the date is June 14, 2013) with respect to the consolidated balance sheet of Ashford Hospitality Prime, Inc. and subsidiaries as of April 8, 2013 included in Ashford Hospitality Trust, Inc.’s Current Report on Form 8-K dated June 19, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

June 19, 2013